UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014

VANTAGESOUTH BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36009	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 11, 2014, VantageSouth Bancshares, Inc. (the “Company”) issued a press release announcing that it has repurchased from the United States Department of the Treasury (“Treasury”) the Company’s outstanding warrants to purchase (i) 833,705 shares of the Company’s common stock, and (ii) 514,693.2 shares of the Company’s common stock. The warrant to purchase 833,705 shares of the Company’s common stock was issued to Treasury on January 9, 2009 in connection with the Company’s participation in the TARP Capital Purchase Program. The warrant to purchase 514,693.2 shares of the Company’s common stock was issued to Treasury in connection with the Company’s acquisition of ECB Bancorp, Inc. in April 2013. The Company paid an aggregate cash purchase price of $2,552,000 for the repurchase of the warrants, which have been cancelled. The repurchase price was based on the fair market value of each warrant as agreed upon by the Company and Treasury. Following the repurchase of the warrants on June 11, 2014, Treasury has no remaining equity stake in the Company.

A copy of the press release issued by the Company on June 11, 2014 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press release dated June 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2014	VANTAGESOUTH BANCSHARES, INC.

	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 99.1	Press release dated June 11, 2014